EXHIBIT 23

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17427), Form S-8 (No. 333-65461), Form S-8 (No.
333-74056),  Form  S-3/A  (No.  33-20945)  and Form  S-3/A  (No.  333-56049)  of
Municipal Mortgage & Equity, LLC of our report dated February 22, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Baltimore, Maryland
March 22, 2002



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